February 27, 2023

Miller Investment Trust 20 William Street Wellesley, MA 02481

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) was prepared and filed with Post-Effective Amendment No. 35 to the Miller Investment Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 37 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP